UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 18, 2003

Date of Report (Date of Earliest Event Reported)

MAC-GRAY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22 Water Street
Cambridge, MA 02141

(Address of principal executive offices)

(617) 492-4040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5. Other Events
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

ITEM 5 OTHER EVENTS

     On August 18, 2003, Mac-Gray Corporation issued a press release disclosing the status of its stock buyback program, including a private block purchase of 100,000 shares, at a discount to market price, from a sibling of Mac-Gray’s Chief Executive Officer.  A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2003	MAC-GRAY CORPORATION

	By:	/s/ Michael J. Shea
Michael J. Shea Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press release dated August 18, 2003